                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Octel Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                 [OCTEL LOGO]

200 Executive Drive                                           Dennis J Kerrison
Newark, DE 19702                          President and Chief Executive Officer

  Dear Stockholder:                                              March 27, 2000

  You are cordially invited to attend the Annual Meeting of Stockholders of Octel Corp. (the "Corporation"), which will be held on Tuesday, May 9, 2000 at 10:00 a.m., local time, at The Drake Hotel, 140 E. Walton Place, Chicago, IL 60611-1545, USA.

  The Notice of Meeting, Proxy Statement, Proxy Form and Annual Report of the Corporation are included with this letter. The matters listed in the Notice of Meeting are more fully described in the Proxy Statement.

  It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed Proxy Form and return it promptly in the enclosed reply envelope which requires no postage if mailed in the United States of America.

                                          Sincerely,

                                                         /s/ Dennis J. Kerrison

                                          Dennis J Kerrison
                                          President and Chief Executive
                                           Officer

                                  OCTEL CORP.

                              200 Executive Drive
                            Newark, Delaware 19702
                                    U.S.A.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                  May 9, 2000

  NOTICE IS HEREBY GIVEN that the Annual General Meeting of Stockholders of OCTEL CORP. (the "Corporation") will be held at The Drake Hotel, 140 E. Walton Place, Chicago, IL 60611-1545, USA on Tuesday May 9, 2000 at 10.00am (Local
Time) for the following purposes:

  1. To elect two directors to serve until the 2003 Annual Meeting;

  2. To ratify the appointment of PricewaterhouseCoopers as the Corporation's independent public accountants for the fiscal year ending December 31, 2000; and

  3. The approval of the first amendment and restatement of the Octel Corp. Performance Related Stock Option Plan, the Octel Corp. Company Share Option Plan, the Octel Corp. Non-Employee Directors' Stock Option Plan, and the Octel Corp. Savings-Related Share Option Scheme (the "Stock Plans").

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed March 14, 2000 as the date of record for the meeting, and only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Corporation's offices at 200 Executive Drive, Newark, Delaware 19702 for a period of 10 days prior to the meeting.

  A proxy statement, form of proxy and a copy of the annual report of the Corporation for the year ended December 31, 1999 are enclosed.

                                          By Order of the Board of Directors,

                                          /S/ JOHN P TAYLER

                                          John P Tayler
                                          Corporate Secretary

March 27, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IN ADDITION, YOUR PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY DELIVERY OF A LATER-DATED PROXY.

                                  OCTEL CORP.

                              200 Executive Drive
                            Newark, Delaware 19702
                                    U.S.A.

                               ----------------

                                PROXY STATEMENT

                                March 27, 2000
                                      For
                        Annual Meeting of Stockholders
                           To be held on May 9, 2000

                               ----------------

  This proxy statement (the "Proxy Statement") is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock") of Octel Corp. (the "Corporation") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Corporation (the "Board of Directors" or the "Board") for use at the annual meeting of stockholders to be held on May 9, 2000 at 10.00am, local time, and at any adjournments or postponements thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to elect two directors to the Board, ratify the appointment of PricewaterhouseCoopers as the Corporation's independent public accountants for the 2000 fiscal year, and approve the first amendment and restatement of the Stock Plans.

  This Proxy Statement, the Proxy Form and the Corporation's Annual Report to Stockholders are being mailed on or about March 27, 2000 to holders of record of the Common Stock at the close of business on March 14, 2000 (the "Record Date").

  If the enclosed proxy form (the "Proxy Form") is properly signed, dated and returned to the Corporation, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the election of the nominees named herein as directors, FOR the ratification of the appointment of PricewaterhouseCoopers as the Corporation's independent public accountants for the 2000 fiscal year, and FOR the approval of the first amendment and restatement of the Stock Plans. The Corporation's management does not know of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. If other matters are presented, all proxies will be voted in accordance with the recommendations of the Corporation's management.

  Returning your completed Proxy Form will not prevent you from voting in person at the Annual Meeting if you are present and wish to vote. In addition, you may revoke your proxy at any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting at the Corporation's principal executive offices at the address above or by submission of a later-dated proxy.

  Each outstanding share of Common Stock entitles the holder thereof to one vote (or where a part share shall be owned a proportionate part of the vote of one share) on each matter to come before the Annual Meeting. As of the Record Date, excluding treasury stock, there were 13,406,376 shares of Common Stock outstanding. The presence in person or by proxy of a majority of the shares of Common Stock outstanding will constitute a quorum for the transaction of business. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Under Delaware law, broker "non votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved or whether a plurality of the vote of the shares present and entitled to vote has been cast.

                                 PROPOSAL ONE

Election of Directors

  The Certificate of Incorporation of the Corporation provides that the number of directors shall be not less than three nor more than twelve members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors, and be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board is currently comprised of seven members, two in Class I, two in Class II and three in Class III and the appointments of the Directors in the said Classes expire at the Annual Meetings of the Corporation in 2002, 2000 and 2001 respectively.

  Directors in Class II, James M C Puckridge and Dr Benito Fiore, whose terms expire at the upcoming Annual Meeting, have been nominated for re-election. See "Management--Nominees for Directors" for information with respect to Messrs. Puckridge and Fiore. The Corporation believes that each nominee is willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board may or may not select a substitute nominee. If a substituted nominee is selected, all proxies will be voted for the person selected.

  The election of directors at the Annual Meeting requires a plurality of the votes actually cast by the stockholders present (in person or by proxy) at the meeting and entitled to vote. There is no cumulative voting as to any matter, including the election of directors. A withheld vote will have no effect on the outcome of the election. If no voting instruction is given, the accompanying proxy will be voted FOR such election. Under the New York Stock Exchange rules, brokers who hold street name shares can vote in their discretion in the election of Directors.

  The Board of Directors recommends a vote "FOR" the election of the nominee directors.

                                 PROPOSAL TWO

Ratification of Appointment of Independent Public Accountants

  PricewaterhouseCoopers have served as independent public accountants for fiscal year 1999.

  The Board of Directors, upon recommendation of its Audit Committee, has selected the accounting firm of PricewaterhouseCoopers to serve as independent auditors of the Corporation with respect to the 2000 fiscal year to examine the financial statements of the Corporation for the fiscal year ending December 31, 2000 and to perform other appropriate accounting services.

  A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting to respond to questions and to make a statement if such representative desires to do so. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation by the Audit Committee.

  The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers as the Corporation's independent public accountants for fiscal year 2000.

                                PROPOSAL THREE

Approval of the First Amendment and Restatement of the Stock Plans

Introduction:

  The Board of Directors (the "Board") of Octel Corp. (the "Corporation") initially adopted in May 1998, and the stockholders initially approved in May 1998, six stock option plans: The Octel Corp. Performance Related Stock Option Plan ("PRSOP"), The Octel Corp. Time Restricted Stock Option Plan ("TRSOP"), The Octel Corp. Company Share Option Plan ("CSOP"), The Octel Corp. Non-Employee Directors' Stock Option Plan ("NED's Plan"), The Octel Corp. Savings-Related Share Option Scheme ("Savings Related Plan"), and The Octel Profit Sharing Scheme ("Profit Sharing Plan") (collectively the "Current Plans"). The Current Plans provide for the issuance of options for an aggregate of 1,175,000 shares of Common Stock for directors, officers, and employees of the Corporation. The Corporation has granted options over substantially all of the shares available under the Current Plans.

  The Board has approved the first amendment and restatement of the PRSOP, the CSOP, the NED's Plan, and the Savings Related Plan (as so amended and restated, the "Stock Plans") and directed that the Stock Plans be submitted for approval to the Corporation's Stockholders at the Annual Meeting. The Stock Plans authorize the Board to issue an aggregate of 2,075,000 shares of Common Stock, which is an additional 900,000 shares of Common Stock to the 1,175,000 shares that are authorized under the Current Plans.

  The stock option grants to date were made in the context of the Corporation's spin-off from Great Lakes Chemical Corporation in May 1998. The Corporation made such grants at the time of spin-off, and in the years immediately following, in order to align the rewards of directors, officers and employees with the interests of stockholders. The aim was to provide significant stockholding opportunities, which would serve to motivate and retain executives and employees through a transition period.

  The Corporation has granted substantially all of the shares available under the Current Plans, and therefore now seeks authorization for additional shares. The Corporation intends for its future stock option grants to reflect levels seen in ongoing concerns, rather than the levels found in spin-offs and initial listings.

  The Corporation believes that the 900,000 additional shares requested are, in terms of dilution, in line with competitive norms. At the request of the Corporation, a global management consulting firm advised that such a number of shares would enable the Corporation to grant stock options and performance shares at levels consistent with median practice among firms of a similar size to the Corporation. Furthermore, the consultants determined that this total number of shares was consistent with typical practice among companies in similar industries.

  The two plans not being amended and restated, the TRSOP and Profit Sharing Plan, were adopted solely to provide incentives to stay with the Corporation following the spin-off, and as such, the Corporation does not intend to make further option grants pursuant to these plans.

  The Board approved the Stock Plans to increase the number of options for shares of Common Stock available for equity based incentive grants to enable the Corporation to continue to attract, motivate and retain qualified employees, officers and directors. More specifically, the goals of the Stock Plans are:

  .to more closely align director and employee compensation with the interests of the shareholders;

  .to establish compensation levels that are necessary to attract and retain highly qualified executives;

  .to provide performance share options as a reward for meeting strategic long-term objectives; and

  .to encourage stock ownership by executives.

  The closing price of the Corporation's Common Stock on the New York Stock Exchange on March 14, 2000 was $10.125. Copies of the Stock Plans, summaries of which appear below, have been filed with the

Securities and Exchange Commission and will be provided to security holders at no charge upon request to John Tayler, Corporate Secretary and General Counsel, Octel Corp., 200 Executive Drive, Newark, Delaware 19702, USA. Tel. 302 454 8100.

Common Features of the Stock Plans

 Term

  The Stock Plans will terminate on 11th May 2008, the tenth anniversary of the date of their original approval, unless sooner terminated by the Board. Termination of the Stock Plans will not affect grants made prior to termination, but no grants will be made after termination. Options granted under the PRSOP are non-transferable and vest only following the attainment of the performance conditions set by the Compensation Committee at the date of the grant. Options granted under the NED's Plan, CSOP and the Savings Plan are non-transferable and, subject to the description of the exercise dates under each of the Stock Plans below, are usually exercisable three years from the date of the grant. Options granted under the Stock Plans may not be exercised later than the day preceding the tenth anniversary of the date of grant.

 Administration

  The Stock Plans are administered by the Compensation Committee, which is a committee of the Board consisting of two or more Non-Employee directors of the Corporation. Currently, the Compensation Committee consists of Mr. Martin Hale and Dr. Benito Fiore. Under the terms of the CSOP and Savings Related Plan, the powers of administration are entrusted to the Board, or a duly authorized committee thereof, and the Compensation Committee has been entrusted with the powers of administration. Subject to the terms of the Stock Plans, the Compensation Committee has been authorized to (i) select persons to participate in the plans, (ii) determine the form and substance of the options granted under the plans, (iii) interpret the plans, and (iv) adopt, amend or rescind such rules and regulations for carrying out such plans as the Compensation Committee deems appropriate.

 Securities Subject to the Stock Plans

  An aggregate of 2,075,000 shares of Common Stock may be issued pursuant to the Stock Plans (of which 1,175,000 shares were authorized under the Current Plans). In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in the corporate structure of shares of the Corporation, the type and number of shares available upon exercise and the exercise price will be adjusted accordingly. Depending on the terms of the plan, the Compensation Committee, subject to specified limitations, may advance the date on which an option shall become exercisable.

  The Corporation is required at all times either to keep available sufficient unissued shares of Common Stock to satisfy the exercise of all of the options granted which have neither lapsed or been exercised or to ensure that sufficient issued shares of Common Stock will be available to satisfy the exercise of granted options.

 Effect of Cessation of Employment

  Subject to the following, under the Stock Plans, vested options can be exercised by a participant only while he or she is a director or employee of the Corporation or its subsidiaries.

  In the event of the death of the participant, under the PRSOP, NED's Plan and CSOP, all of the deceased participant's options that have become fully vested and exercisable may be exercised by his personal representatives for a period of one year following the death of the participant. Under the Savings Related Plan, this one year period is limited to the situation where the participant's death occurred before the Bonus Date (defined as the earliest date on which a bonus is payable following 36 monthly payments under a certified contractual savings scheme approved by the UK Board of Inland Revenue (the "Inland Revenue") (a "Savings

Contract")). If the date of death was on or within six months after the Bonus Date, the personal representatives may exercise the options only during a period of one year from the Bonus Date.

  If the participant, under the NED's Plan and CSOP, ceases to hold office or employment due to injury, ill-health or disability, redundancy (as defined by the UK Employment Rights Act 1996), or change of control or transfer of an undertaking of the participant's employer, the participant may exercise his options within one year of his cessation of office or employment. Under the Savings Related Plan, retirement at the age of 65, in addition to the above conditions, entitles the participant to exercise his options, and such exercise must be made within six months of the participant attaining the age of 65. Options granted under the PRSOP lapse upon the cessation of the participant's employment upon the occurrence of the grounds mentioned therein (identical to those listed under the NED's Plan and CSOP above) unless exercise is permitted by the Compensation Committee in its absolute discretion, in which case the options must be exercised within one year of the cessation of employment.

  The PRSOP and CSOP allow for premature exercise of options upon the retirement of the participant, or for any other reason in the absolute discretion of the Compensation Committee if the conditions imposed on grant have been satisfied.

 Effect of Take-Over, Scheme of Arrangement and Winding-Up

  In the event any company becomes a parent of the Corporation as a result of a tender offer for all of the shares of the Corporation or all of the shares of the same class as the shares underlying the options, under the PRSOP and NED's Plan, options may be exercised within six months of the acquiring company becoming the parent provided conditions attached to the options have been satisfied. In the case of the CSOP and Savings Related Plan, a change of control by a tender offer in the manner described above triggers the right to exercise options within six months of the change of control, provided conditions attached to the options have been satisfied.

  Under the CSOP and Savings Related Plan, a scheme of arrangement, resulting in change of control or otherwise, allows exercise of options within six months of the approval or effectiveness of the scheme of arrangement as the case may be.

  Under all the Stock Plans, options may be exercised within six months of a resolution for voluntary winding-up of the Corporation.

Description of each of the Stock Plans

i) The Octel Corp. Performance Related Stock Option Plan

  The "PRSOP" provides stock options, the number of options granted being proportionate to salary. They are exercisable subject to the Corporation meeting certain performance targets. The performance targets are set at the absolute discretion of the Compensation Committee, and may be amended, relaxed, waived, or substituted as the Compensation Committee sees fit after the grant of the option. Eligible recipients include members of top management and directors. Initially "Cliff Edge" options were granted but in the future the Corporation may vary the type of options granted under the PRSOP.

  Options granted by the Corporation pursuant to the PRSOP are exercisable during the employee's lifetime only by him and are not transferable by an employee other than by operation of a death beneficiary designation made by the participant in accordance with rules established by the Compensation Committee.

  The Compensation Committee may amend the rules of the PRSOP and the terms of any outstanding award thereunder from time to time in its discretion in any manner that it deems appropriate provided that no alteration may be made which would abrogate or adversely affect the subsisting rights of the participant.

  The earliest date of exercise of the options is the latest of either the date mentioned in the option certificate at grant, the satisfaction of the performance criteria or January 1, 2001. The participant would exercise the options without any payment. The number of eligible participants is approximately 50.

  As of the date hereof, 274,405 options have been issued and are outstanding pursuant to this plan.

ii) The Octel Corp. Company Share Option Plan

  The "CSOP" is divided into Parts A and B and is administered by the Compensation Committee. Part A is approved by the Inland Revenue and stock options are granted at fair market value at the time of grant up to a statutory limit of $48,600, or such amount fixed by the UK Income and Corporations Taxes Act 1988. Part B of the CSOP which also provides for the granting of options at fair market value at the time of grant is not approved by the Inland Revenue. It does not contain the statutory limits mentioned above. In addition, the requirement to solicit shareholder approval, if any, for an amendment to Part A in a manner required by Section 14(a) of the Securities Exchange Act of 1934 or by furnishing information required by
Section 14(a) is not applicable to Part B. The rules do not permit the repricing of options granted under either Part A or Part B. Eligible recipients are executive directors and middle to senior management and are targeted to encourage performance, recruitment, retention and stock ownership.

  Options granted by the Corporation pursuant to the CSOP are exercisable during the employee's lifetime only by him and are not transferable by an employee other than by operation of a death beneficiary designation made by the participant in accordance with rules established by the Compensation Committee.

  The Compensation Committee may amend the terms of any outstanding award under the CSOP from time to time in its discretion in any manner that it deems appropriate provided that such alteration is subject to the prior approval of the Inland Revenue. The Compensation Committee may also amend the terms of the plan provided approval of the Inland Revenue is also obtained if such amendment relates to Part A.

  The Compensation Committee may also add additional conditions and limitations that it considers appropriate in granting options, provided that such additional conditions and limitations shall (i) be objective and set out in full at the date of the grant, (ii) be such that the right to exercise the option shall not be dependent upon the further discretion of any person, and
(iii) not be capable of amendment, variation or waiver unless an event occurs which causes the Compensation Committee to consider that a waived, varied or amended condition would be a fairer measure of performance and would be no more difficult to satisfy.

  The earliest date of exercise of the options is the latest of the third anniversary of the grant or the date mentioned in the option certificate at grant. The options granted under Part A may be exercised by payment of an exercise price per share not less than the market value of a Corporation's share at grant. If the shares are subscribed, the exercise price would be the greater of the nominal price or the market price at grant. For options grant under Part B, the Corporation has the option of paying a cash sum equivalent to the difference between the market value of the shares at exercise and the exercise price calculated in the manner described above.

  As of the date hereof, 405,636 options have been issued and are outstanding pursuant to this plan.

iii) The Octel Corp. Non Employee Directors' Stock Option Plan

  The "NED's Plan" was established to encourage Non-Employee Directors to become stockholders and focus on improving stockholder value, and to provide commitment to the Corporation in the longer term. The Compensation Committee administers the NED's Plan. Eligible recipients are directors not employed by the Corporation. Multiples of annual fees are used to determine the levels of grants.

  Options granted by the Corporation pursuant to the NED's Plan are exercisable during the Non- Employee Director's lifetime only by him and are not transferable other than by operation of a death beneficiary designation made by the participant in accordance with rules established by the Compensation Committee.

  The Compensation Committee may amend the rules of the NED's Plan and the terms of any outstanding award thereunder from time to time in its discretion in any manner that it deems appropriate provided that no alteration may be made which would abrogate or adversely affect the subsisting rights of the participant.

   The earliest date of exercise of the options is the latest of the date mentioned in the option certificate at grant or January 1, 2001. The options granted may be exercised by payment of an exercise price per share as determined by the Compensation Committee not less than the nominal value of a share. If a director exercises an option awarded under the NED's Plan, the Committee may in lieu of allotting the transfer of shares pay to such director a cash sum equivalent to the difference between the market value of the shares at exercise and the exercise price. The number of eligible participants is 6.

  As of the date hereof, 127,373 options have been issued and are outstanding pursuant to this plan.

iv) The Octel Corp. Savings-Related Stock Option Scheme

  Under the "Savings Related Plan", all UK-based employees are eligible to participate. The options are linked to a savings scheme for three years, of up to $405 per month, which is approved by the Inland Revenue. The Savings Related Plan is administered by the Compensation Committee.

  Options granted by the Corporation pursuant to the Savings Related Plan are exercisable during the employee's lifetime only by him and are not transferable by an employee other than by operation of a death beneficiary designation made by the participant in accordance with rules established by the Compensation Committee. In addition, a holder may exercise an option within a period of six months following the date on which he reaches the age of 65 if he continues to hold office or employment with the Corporation after that date.

  The Board may amend the terms of any outstanding award under the Savings Related Plan from time to time in its discretion in any manner that it deems appropriate provided that such alteration is subject to the prior approval of the Inland Revenue. The Board may also amend the terms of the plan provided, however, if such amendment is made subsequent to the approval of the Savings Related Plan by the Inland Revenue, such an amendment would not be effective until approved by the Inland Revenue. No alteration made by the Board may abrogate or adversely affect the subsisting rights of option holders.

  The exercise period of the options is the six months subsequent to the Bonus Date under the relevant Savings Contract. The options granted may be exercised by payment of an exercise price per share, specified at the date of grant, being not less than the 80% of the market value of a Corporation's share at grant (the "Option Price"). If the shares are subscribed, the exercise price would be the greater of the nominal price or the Option Price.

  The total number of stock options issued and outstanding under this scheme as of the date hereof is 126,739 shared between 275 employees.

Certain U.S. Federal Income Tax Consequences

  The following is a brief summary of certain U.S. federal income tax consequences to recipients of option awards under the Stock Plans (the "Recipients") and the Corporation and does not purport to be a complete enumeration or analysis of all potential relevant tax effects. This summary is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, possibly on a retroactive basis.

  Nonqualified Stock Options. A Recipient who is granted a nonqualified stock option, which generally is a stock option that is not an ISO as defined below (an "NQO"), generally does not recognize any taxable income, and the company that is deemed to grant such NQO is generally not entitled to a corresponding deduction. Upon exercising such NQO, the Recipient generally recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the stock acquired over the option price of such NQO. The amount of such excess is generally determined by reference to the fair market value of the applicable stock on the date of exercise. The Recipient's basis in the stock received is generally equal to such stock's fair market value on the date of exercise. Generally, the company that is deemed to grant such NQO is entitled to a deduction equal to the compensation taxable to the Recipient.

  Incentive Stock Options. A Recipient who is granted, or exercises, an incentive stock option within the meaning of Code section 422 (an "ISO") generally does not recognize taxable income. However, when a Recipient exercises an ISO, the excess of the corresponding stock's fair market value on the exercise date over the option price of such ISO will be included in the Recipient's alternative minimum taxable income and thereby may subject the Recipient to an alternative minimum tax. Such alternative minimum tax may be payable even though the Recipient receives no cash upon the exercise of such ISO with which to pay such tax. Upon a Recipient's disposition of stock acquired pursuant to the exercise of an ISO (i) more than one year after the date of exercise of the ISO, and (ii) more than two years after the date of grant of the ISO (collectively, the "Required Holding Periods"), the Recipient generally recognizes long-term capital gain or loss, as the case may be, measured by the excess of the amount realized by the Recipient from such disposition over the exercise price of such ISO. The company that is deemed to grant such ISO is not entitled to any tax deduction by reason of the grant of exercise of such ISO, or a disposition of stock acquired upon the exercise of such ISO after the Required Holding Periods have been satisfied.

  Generally, if a Recipient disposes of stock acquired pursuant to the exercise of an ISO before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price of such ISO and the lesser of (i) the fair market value of the corresponding stock upon the date of exercise, and (ii) the selling price of the corresponding stock, will constitute compensation taxable to the Recipient as ordinary income. The company that is deemed to grant such ISO generally is allowed a corresponding tax deduction equal to the amount of compensation taxable to the Recipient. The excess, if any, of such selling price over such fair market value should be taxable to the Recipient as capital gain (long-term or short-term, depending upon whether the Recipient held the stock for more than one year). The company that is deemed to grant the ISO is not allowed a deduction with respect to any such capital gain recognized by the Recipient.

  General. The foregoing discussion deals only with certain U.S. federal income tax consequences to Recipients and the Corporation. The laws of any other jurisdiction that could be relevant either to the Corporation, a subsidiary of the Corporation, or a Recipient are not discussed herein. In particular, the tax consequences under the laws of the U.K., where a substantial number of the Recipients will reside and a substantial portion of the Corporation's operations occur, are not addressed herein. Moreover, the discussion above is relevant to the Corporation only to the extent option awards are made with respect to services performed in the United States, and is relevant to a Recipient only to the extent the Recipient either performs services for the Corporation in the United States or is a citizen or resident of the United States.

  Voting. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock represented in person or proxy is required for the approval of the Stock Plans, provided that the total vote cast on this proposal represents a majority of the shares of Common Stock entitled to vote.

  The Board of Directors recommends a vote "FOR" the approval of the Stock
Plans.

                                  MANAGEMENT

  The following sets forth certain information as of March 14, 2000 with respect to the Corporation's nominees for director, the Corporation's continuing directors, and certain officers of the Corporation and its subsidiaries (including all executive officers of the Corporation). Officers of the Corporation serve at the discretion of the Board of Directors.

A. Nominees for Directors

 Class II Directors who will serve until the 2000 Annual Meeting and are seeking re-election

  Mr James M C Puckridge - Director since May 7, 1998.                  Age: 64
James Puckridge was Chairman of Elf Atochem UK Ltd., a position he assumed in 1990 until his retirement on December 31, 1998. Prior to that he was Managing Director of the same organization. He is also Chairman of Ato Findley UK Ltd and Elf Atochem UK Pension Fund Trustee Co. Ltd. He is a Non-Executive
Director of LINPAC Group Ltd, an international manufacturer and converter of paper, plastics and metal products primarily for the packaging industry, and Thomas Swan and Co Ltd, a UK based specialty chemical corporation. He is a past President of the British Plastics Federation and a former Council Member of the Chemicals Industries Association, where he was Chairman of the General Purpose and Finance Committee.

  Dr Benito Fiore - Director since May 7, 1998.                         Age: 62
Benito Fiore is a specialist in the chemical industry retained by the chemical practices division of A T Kearney Limited, part of a global consultancy organization. Between 1990 and 1995 he was Chairman and Chief Executive
Officer of Enichem UK Ltd. Prior to this he held a number of executive directorships in the Montedison Group working in Denmark, Canada, Italy and the USA. He is a Member of the Council of the Italian Chamber of Commerce, an Associate Member of the Council of the Chemical Industries Association and a Fellow of the Institute of Directors.

B. Continuing Directors

 Class I Directors who will serve until the 2002 Annual Meeting

  Mr Thomas M Fulton - Director since February 27, 1998.                Age: 66
Thomas Fulton served as President and Chief Executive Officer of Landauer
Inc., a provider of radiation monitoring services until his retirement on December 31, 1998. He remains a Director of that Company. Prior to joining Landauer in 1978, his career included various management positions at Union Carbide Corporation, BASF Corporation and ICN Pharmaceuticals, Inc. Mr Fulton has also served on the Board of Great Lakes Chemical Corporation since 1995 and is on the Boards of The Advocate South Suburban Hospital and the Bethel Community Facility and is Chairman of the Board of Trustees of the Chicago Theological Seminary.

  Mr Charles M Hale - Director since May 7, 1998.                       Age: 64
Charles Hale is Chairman of Donaldson, Lufkin & Jenrette International, the London based subsidiary of Donaldson, Lufkin & Jenrette Inc., a major New York based investment bank. Prior to 1984, he was a general partner of Lehman Brothers Kuhn Leob and Managing Director of AG Becker International. Mr Hale is a graduate of Stanford University and Harvard Business School. Charles Hale is the brother of Martin Hale who is also a Director of the Corporation.

 Class III members who will serve until the 2001 Annual Meeting

  Dr Robert E Bew - Director and Chairman since May 7, 1998.            Age: 63
Robert Bew serves as Non-Employee Chairman of the Corporation and since
October 1, 1999 has provided additional advice and services to the Corporation on corporate development matters. He is also currently Chairman of the European Process Industries Competitiveness Centre, an organization specializing in increasing competitiveness in process industries. He spent 35 years with ICI, most recently as CEO of ICI's Chemical & Polymer division in Teesside, UK. Previously he served as head of Corporate Planning and between 1995 and 1997 was also Chairman of Phillips Imperial Petroleum Ltd., a refinery joint venture between ICI and Phillips Petroleum.

  Mr Dennis J Kerrison - Director since February 27, 1998.              Age: 55
Dennis Kerrison serves as President and Chief Executive Officer of the Corporation. He joined the Corporation's wholly owned subsidiary The
Associated Octel Company Limited as Managing Director in May 1996 as well as serving as a Group Vice President and Officer of that Corporation's then owners, Great Lakes Chemical Corporation. Between 1992 and 1996 he was a Director and Officer of Hickson International plc, lastly as Chief Executive Officer. Prior to this he worked in senior management roles for specialty chemical companies, in Europe and the United States, notably Rhone Poulenc, Rohm & Haas and RTZ Chemicals.

  Mr Martin M Hale - Director since February 27, 1998.                  Age: 59
Martin Hale is Chairman of the Board of Directors of Great Lakes Chemical Corporation, a position he has held since 1995. He has served on the Great Lakes Board of Directors since 1978. Mr Hale is also a director of OSCA Corp., a company engaged in the provision of services to the oil and gas drilling industries, having been appointed to that position in February 2000. From 1983 until December 31, 1999 Mr Hale was the Executive Vice President and a
Director of Hellman Jordan Management Co. Inc., a registered investment advisor specialising in asset management and a wholly owned subsidiary of United Asset Management Corporation. Prior to 1983 Mr Hale was President and Chief Executive Officer of Marsh & McClennan Asset Management Company. He also serves as a Director of the Student Conservation Association, as Chairman of the Board of Governors of the School of The Museum of Fine Arts, Boston and as a Trustee of the Museum of Fine Arts. Martin Hale is the brother of Charles Hale who is also a director of the Corporation.

C. Officers (Other than those who are Directors and Listed above)

  H Alan Hanslip (Appointed December 22, 1998)                          Age: 52
Alan Hanslip currently serves as Vice President, Human Resources of the Corporation having joined its subsidiary The Associated Octel Company Limited in a similar capacity in November 1996. Previously, Mr Hanslip served as Director of Human Resources for British Nuclear Fuels plc.

  Dr Geoffrey J Hignett (Appointed December 22, 1998)                   Age: 49
Geoffrey Hignett serves as Vice President, Specialty Chemicals, of the Corporation having joined its subsidiary The Associated Octel Company Limited in February 1997 as Business Director, Petroleum Specialties. From May 1993 to January 1997 he served as Director of Technology and Business Director of Water Additives for a division of FMC Corporation, a multinational engineering, manufacturing and chemicals company and prior to that as Technical Director of the Metals and Electronics Division of Laporte plc.

  Alan G Jarvis (Appointed April 1, 1998)                               Age: 50
Alan Jarvis serves as Vice President and Chief Financial Officer of the Corporation having joined its subsidiary The Associated Octel Company Limited in a similar capacity in October 1997. Prior to this Mr Jarvis served as Group Finance Director of the Power Plant Group of GEC Alsthom, a world-wide Anglo-French joint venture in the power generation business. From 1987 to 1994, Mr Jarvis served at different times as Property Director, Group Finance Director and Group Financial Controller for Simon Engineering PLC, a British engineering corporation specializing in hydraulic platforms, process plant contracting and chemical storage.

  John P Tayler (Appointed May 11, 1999)                                Age: 44
John Tayler serves as Corporate Secretary and General Counsel to the Corporation having been appointed Corporate Secretary on May 11, 1999 and Corporate Secretary and General Counsel on February 21, 2000. Prior to this Mr Tayler was Company Secretary of Creative Publishing plc having joined them in 1997 from Allied Colloids Group plc where he had been Company Secretary from 1988.

  Steven W Williams (Appointed December 22, 1998)                       Age: 44
Steven Williams serves as Vice President, Group Operations of the Corporation having joined its subsidiary The Associated Octel Company Limited as Director of Manufacturing in November 1995. Prior to this he acted as Operations
Manager for Esso at their Fawley Oil Refinery.

D. Family Relationships

  Charles Hale who is a Director of the Corporation is the brother of Martin Hale who is also a Director of the Corporation. There are no other family relationships between any of the persons referred to in sections (A), (B) or
(C) above.

Information about the Board of Directors

  The Board of Directors met four times during fiscal 1999. Each Director attended all of the meetings of the Board of Directors and any committees on which such director served in fiscal 1999. The Corporation has Executive, Finance, Audit, Safety Health and Environmental, and Compensation Committees, the members of which are as shown below.

  The Executive Committee has all the powers and authority of the Board of Directors, except those powers specifically reserved to the Board of Directors by Delaware law, the Certificate of Incorporation or the Bylaws of the Corporation or otherwise to act for the Board, with certain restrictions, on behalf of the Corporation. Dr Robert Bew, Dennis Kerrison, Martin Hale and James Puckridge have served as members of this Committee since its formation on May 11, 1998. The Committee met three times during fiscal 1999.

  The Finance Committee reviews and assesses the financial affairs of the Corporation and provides advice to the Board of Directors on financial policies and the financial condition of the Corporation. Dr Robert Bew, Dennis Kerrison and Charles Hale have served as members of this Committee since its formation on May 11, 1998. The Committee met once during fiscal 1999.

  The Audit Committee reviews the adequacy of internal controls and the work of both the independent and internal auditors, consults with the independent public accountants concerning the audit report and the related management letter, and makes recommendations to the Board concerning the selection of independent accountants. Dr Benito Fiore, Thomas Fulton and Charles Hale have served as members of this Committee since its formation on May 11, 1998. The Committee met five times during fiscal 1999.

  The Safety, Health and Environmental Committee assesses the Corporation's safety, health and environmental policies and performance and makes recommendations to management regarding the promotion and maintenance of standards of compliance and performance. Dr Benito Fiore, Thomas Fulton and James Puckridge have served as members of this Committee since its formation on May 11, 1998. The Committee met twice during fiscal 1999.

  The Compensation Committee reviews management compensation programs, approves compensation terms and agreements for senior executive officers, reviews changes in compensation for senior executive officers and administers the Corporation's restricted stock and stock option plans. Martin Hale and Dr Benito Fiore have served as members of this Committee since its formation on May 11, 1998. Dr Robert Bew served as a member of this Committee from its formation on May 11, 1998, but resigned from the Committee on December 31, 1999 in view of his receipt of additional remuneration from the Corporation pursuant to a consultancy agreement. The Committee met four times during fiscal 1999.

  The Corporation does not have a Nominating Committee.

Compensation of Directors

 Retainer, Committee and Meetings Fees

  Non-employee Directors receive compensation for their services in the form of an annual retainer, Committee Chairman fees and meeting fees. Octel Corp. employees are not paid any fees or compensation for being on the Board or on any Board committee.

  The Non-employee Chairman of the Board receives an annual retainer of $115,000 to recognize his responsibilities to Octel Corp. In addition, the current Non-employee Chairman receives fees in respect of a consultancy agreement at the rate of $97,200 per annum. All other Non-employee Directors receive an annual retainer of $23,000. All Non-employee Directors receive an annual retainer of $5,000 for each committee they chair, $1,650 per day for attendance at Board Meetings and $825 per day for attendance at Committee Meetings and for special assignments. They are also reimbursed out of pocket expenses. It is the policy of the Board to ask the Compensation Committee to review the fees paid to Directors each year.

  Non-employee Directors received stock options to the equivalent of three times their annual fees at an option price of $13.275 during fiscal 1999. See "Executive Compensation and Other Information--Stock Option Plans." The stock options granted to the Non-employee Directors were:

                                                             April 14, August 9,
                                                               1999      1999
                                                             --------- ---------
     Dr Robert Bew..........................................  20,557    10,278
     Martin Hale............................................   7,450     3,725
     Thomas Fulton..........................................   7,450     3,725
     Charles Hale...........................................   7,450     3,725
     James Puckridge........................................   7,450     3,725
     Dr Benito Fiore........................................   7,450     3,725

  The options granted on April 14, 1999 vest on January 1, 2002 and are exercisable until December 31, 2008. The options granted on August 9, 1999 vest on January 1, 2003 and are exercisable until August 8, 2009.

 Deferred and Long-Term Compensation

  None were awarded or in place in the last fiscal year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act 1934, as amended, requires the Corporation's directors and officers, and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities, to file initial reports of ownership and reports of changes in ownership of the Corporation's equity securities with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

  Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that each of its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during fiscal 1999.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of the Corporation's Common Stock as of February 29, 2000 by holders of more than five percent of its Common Stock, the directors of the Corporation, the executive officers of the Corporation included in the summary Compensation Table ("Named Executives") set forth under the caption "Executive Compensation and Other Information" who were employed by the Corporation as of February 29, 2000, and all directors and executive officers of the Corporation as a group. As of February 29, 2000, excluding treasury stock, there were 13,451,522 shares of Common Stock outstanding. To the knowledge of the Corporation, each stockholder has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated, the business address of each person is the Corporation's corporate address.

                               BENEFICIAL OWNERS

                                                          Amount and
                                                          Nature of
                                                          Beneficial Percent of
Name and Address of Beneficial Owner                      Ownership    Class
------------------------------------                      ---------- ----------
Baupost Group Inc. (1)................................... 2,086,000    15.29
  44 Brattle St., 5th Floor,
  Cambridge, MA 02138

T Rowe Price Associates, Inc. (2)........................ 1,789,825    13.1
  100 E. Pratt Street
  Baltimore, Maryland 21202

FMR Corp. (3)............................................ 1,472,000    10.79
  82 Devonshire Street,
  Boston, MA 02109

Kestrel Investment Management Corp. (4)..................   945,600      6.8
  411 Borel Avenue, Suite 403,
  San Mateo, CA 94402

Jeffrey S Halis (5)......................................   832,260      6.1
  500 Park Avenue, 5th Floor
  New York, NY 10022

                                  MANAGEMENT

                                                   Shares
                                                 Underlying
                                       Shares      Options
                                        Owned    Exercisable
                                     Directly or   Within            Percent of
               Name                  Indirectly    60 Days    Total    Class
               ----                  ----------- ----------- ------- ----------
Dr Robert E Bew....................      2,051                 2,051     *
Dr Benito Fiore....................        500                   500     *
Thomas M Fulton....................        825                   825     *
Charles M Hale (6).................     49,960                49,960     *
Martin M Hale (6)..................     54,370                54,370     *
James M C Puckridge................        500                   500     *
Dennis J Kerrison..................     22,690      45,158    67,848     *
Alan G Jarvis......................     11,135      19,171    30,306     *
H Alan Hanslip.....................      8,090      13,036    21,126     *
Dr Geoffrey J Hignett..............      9,664      16,231    25,895     *
Steven W Williams..................     11,135      19,171    30,306     *
Directors and Executive Officers as
 a group (11 persons)..............    170,920     112,767   283,687    2.11%

--------
Notes:
 *Less than 1%.
(1) Based solely upon a Schedule 13G dated February 10, 2000 filed jointly by The Baupost Group LLC ("Baupost"), SAK Corporation and Seth A Klarman, Baupost has sole voting and dispositive power with respect to 2,086,000 shares of Common Stock, SAK Corporation is the manager of Baupost and Seth A Klarman, as the sole director of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership of the securities beneficially owned by Baupost. Furthermore, based solely upon such Schedule 13G, securities reported as being beneficially owned by Baupost include securities purchased on behalf of a registered investment company and various limited partnerships.
(2) Based solely upon a Schedule 13G dated February 14, 2000 filed jointly by each of T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Capital Appreciation Fund ("Capital Appreciation"), the shares of Common Stock shown as beneficially owned by Price Associates are owned by various individual and institutional investors including Capital Appreciation (which owns 835,000 shares, representing 6.1% of the shares of Common Stock outstanding), to which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3) Based solely upon a Schedule 13G dated February 14, 2000 filed jointly by FMR Corp. ("FMR"), Edward C Johnson 3d ("Mr Johnson"), Abigail P Johnson ("Ms Johnson"), Fidelity Management & Research Company ("FM&R") and Fidelity Low-Priced Stock Fund ("Fidelity Stock"), various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds for the sale of, the Common Stock shown as beneficially owned by FMR, including Fidelity Stock (which owns 1,472,000 shares, representing 10.79% of the shares of Common Stock outstanding).
(4) Based solely upon a Schedule 13G dated February 14, 2000 filed jointly by Kestrel Investment Management Corporation ("Kestrel"), David J Steirman and Abbot Keller, Kestrel is deemed to be the beneficial owner of 945,600 shares of Common Stock with sole voting power for 770,400 of such shares and sole dispositive power for all 945,600 of such shares, pursuant to separate arrangements whereby it acts as investment advisor to certain persons in which it also holds an ownership interest, which persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Common Stock. Furthermore, based solely upon such Schedule 13G, David J Steirman and Abbot J. Keller are deemed to be the beneficial owners of 945,600 shares of Common Stock pursuant to their 100% ownership of Kestrel.
(5) Based solely upon a Schedule 13D dated January 5, 2000 the shares of Common Stock shown as being beneficially owned by Jeffrey S Halis include 411,300 shares owned by Tyndall Partners, L.P. ("Tyndall"), 392,500 shares owned by Tyndall Institutional Partners, L.P. ("Tyndall Institutional"), and 28,460 shares owned by Madison Avenue Partners, L.P. ("Madison"). Furthermore, based solely upon such Schedule 13D, pursuant to the Agreement of Limited Partnership of each of Tyndall, Tyndall Institutional and Madison, and the Investment Management Agreement of Halo International, Jeffrey S. Halis possesses sole power to vote and direct the disposition of all the shares of Common Stock owned by each of Tyndall, Tyndall Institutional, Madison, and Halo International, respectively. Jeffrey S Halis' interest in the Common Stock as set forth herein is limited to the extent of his pecuniary interest, if any, in Tyndall, Tyndall Institutional, Madison and Halo International respectively.
(6) In the case of Charles Hale and Martin Hale, the figures shown above for each of them include 47,690 shares held by them as trustees in family trusts. Charles Hale and Martin Hale disclaim beneficial ownership of these 47,960 shares held in a trustee capacity.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth certain information regarding compensation paid or accrued to Dennis J Kerrison, President and Chief Executive Officer of the Corporation, and to each of the Corporation's four next most highly compensated executive officers for services rendered to the Corporation and the previous owners of Octel during fiscal 1999, 1998 and 1997.

                          Summary Compensation Table

                            Annual Compensation          Long Term
                                    (1)              Compensation (1)
                           ---------------------- -----------------------
                                                  Securities,  Restricted  All Other
                           Fiscal Salary   Bonus   Underlying    Stock    Compensation
Name & Principal Position   Year    ($)     ($)   Options/SARs   Awards     ($) (1)
-------------------------  ------ ------- ------- ------------ ---------- ------------
Dennis J Kerrison........   1999  462,327 335,283   208,596        --       409,272(2)
 President and Chief
  Executive Officer         1998  389,721 334,980     1,242        --       521,242
                            1997  283,503 127,656                  --        69,274
Alan G Jarvis (3)........   1999  256,760 128,304    80,845        --       165,989(4)
 Vice President and Chief
  Financial Officer         1998  221,164 112,692        --        --       274,902
                            1997   39,058  15,593                  --        12,390
Steven W Williams........   1999  243,000 134,136    80,845        --       148,948(5)
 Vice President, Group
  Operations                1998  215,019 121,281     1,242        --       264,296
                            1997  149,853  44,186        --        --        55,136
Dr Geoffrey J Hignett
 (6).....................   1999  205,743 116,860    68,450        --       127,289(7)
 Vice President,
  Specialty Chemicals       1998  188,245  97,644        --        --       233,146
                            1997  139,730  31,109        --        --        88,949
H Alan Hanslip...........   1999  185,300  78,654    54,947        --       104,331(8)
 Vice President, Human
  Resources                 1998  160,324  82,414     1,242        --       190,865
                            1997   96,580  31,733                  --        32,470

--------
Notes:
(1) All the above Executives are paid in pounds sterling. Their salaries were based upon the United Kingdom salary parameters set before the spin-off by the Compensation Committee of Great Lakes Chemical Corporation. With the help of external consultants these salaries were re-confirmed by the Compensation Committee of Octel Corp. No salary increases were awarded from the date of the spin-off to the end of fiscal 1999. For the purposes of the Compensation table an exchange rate of (Pounds)1--$1.62 is used.
(2) The President and Chief Executive Officer received an additional bonus of $169,303 in recognition of his contribution following the spin-off from Great Lakes Chemical Corporation (the "Distribution"). In fiscal 1999 he also received a pension benefit valued at $200,879 plus other benefits mainly consisting of a leased company car valued at $22,676.
(3) Alan Jarvis became an employee of the Corporation effective October 13, 1997.
(4) In recognition of his contribution following the Distribution Alan Jarvis received an additional bonus of $71,873. In fiscal 1999, he also received a pension benefit valued at $66,329 plus other benefits mainly consisting of a leased company car valued at $14,745.
(5) In recognition of his contribution following the Distribution Steven Williams received an additional bonus of $71,873. In fiscal 1999, he also received a pension benefit valued at $57,232 plus other benefits mainly consisting of a leased company car valued at $13,123.
(6) Dr Geoffrey Hignett became an employee of the Corporation effective February 1, 1997.
(7) In recognition of his contribution following the Distribution Dr Geoffrey Hignett received an additional bonus of $60,787. In fiscal 1999, he also received a pension benefit valued at $48,751 plus other benefits mainly consisting of a leased company car valued at $13,618.
(8) In recognition of his contribution following the Distribution Alan Hanslip received an additional bonus of $48,875. In fiscal 1999, he also received a pension benefit valued at $37,734 plus other benefits mainly consisting of a leased company car valued at $14,259.

Stock Option Plans

  The Corporation has six stock option plans, the first four of which provide for grants of options to key employees and Non-employee Directors. Two other plans provide stock on an equal basis to all employees. The Current Plans, which are administered by the Compensation Committee of the Board of Octel Corp., were approved prior to the Distribution.

  The six plans in existence are:

    i) The Octel Corp. Company Share Option Plan;

    ii) The Octel Corp. Performance Related Stock Option Plan;

    iii) The Octel Corp. Time Restricted Stock Option Plan;

    iv) The Octel Corp. Non-Employee Directors' Stock Option Plan;

    v) The Octel Corp. Savings Related Share Option Scheme; and

    vi) The Octel Corp. Profit Sharing Share Scheme.

  Options, and the conditions relating thereto, granted under the above plans are determined by the Compensation Committee and all the plans were approved prior to the Distribution. The limit set by Great Lakes Chemical Corporation for the number of shares of Common Stock which can be issued or awarded under the Current Plans is 1,175,000 in the aggregate. The Stock Plans, which the Board approved in February 2000 and which are submitted to the stockholders for approval at the Annual Meeting, increases this aggregate amount to 2,075,000 shares of Common Stock in the aggregate. See "Proposal Three: The approval of the first amendment and restatement of the Octel Corp. Performance Related Stock Option Plan, the Octel Corp. Company Share Option Plan, the Octel Corp. Non- Employee Directors' Stock Option Plan, and the Octel Corp. Savings-Related Share Option Scheme."

  The options granted to the Named Executives during fiscal 1999 pursuant to the Current Plans described above are set out in the following table.

                     Option/SAR Grants in Last Fiscal Year

                                                                                Potential Realizable Value
                                                                                at Assumed Annual Rates of
                                                                                 Stock Price Appreciation
                                           Individual Grants                         for Option Term
                         ------------------------------------------------------ --------------------------
                          Number of    % of Total
                          Securities  Options/SARs Exercise
                          Underlying   Granted to  or Base
                         Options/SARs Employees in  price   Vesting  Expiration    0%      5%       10%
          Name           Granted (1)      1999      ($/Sh)    Date      Date     $ (2)   ($) (2)  ($) (2)
          ----           ------------ ------------ -------- -------- ---------- -------- ------- ---------
Dennis J Kerrison:
 TRSOP..................    45,158        5.26           0  12/31/99 12/31/2007  609,633 928,245 1,361,882
 PRSOP (3)..............    31,451        3.66           0    1/1/01 01/01/2008  424,589 646,491   948,504
 PRSOP (3)..............    35,959        4.19           0    1/1/02 12/31/2008  436,003 692,842 1,060,989
 CSOP...................    96,028       11.18      13.275    1/1/03 08/08/2009        0 719,661 1,901,063
   Total................   208,596
Alan G Jarvis:
 TRSOP..................    19,171        2.23           0  12/31/99 12/31/2007  258,809 394,070   578,162
 PRSOP (3)..............    11,868        1.38           0    1/1/01 01/01/2008  160,218 243,953   357,917
 PRSOP (3)..............    13,569        1.58           0    1/1/02 12/31/2008  164,524 261,441   400,360
 CSOP...................    36,237        4.22      13.275    1/1/03 08/08/2009        0 271,570   717,383
   Total................    80,845
Steven W Williams:
 TRSOP..................    19,171        2.23           0  12/31/99 12/31/2007  258,809 394,070   578,162
 PRSOP (3)..............    11,868        1.38           0    1/1/01 01/01/2008  160,218 243,953   357,917
 PRSOP (3)..............    13,569        1.58           0    1/1/02 12/31/2008  164,524 261,441   400,360
 CSOP...................    36,237        4.22      13.275    1/1/03 08/08/2009        0 271,570   717,383
   Total................    80,845
Dr Geoffrey J Hignett:
 TRSOP..................    16,231        1.89           0  12/31/99 12/31/2007  219,119 333,636   489,497
 PRSOP (3)..............    10,049        1.17           0    1/1/01 01/01/2008  135,662 206,562   303,059
 PRSOP (3)..............    11,489        1.34           0    1/1/02 12/31/2008  139,304 221,365   338,989
 CSOP...................    30,681        3.57      13.275    1/1/03 08/08/2009        0 229,932   607,391
   Total................    68,450
H Alan Hanslip:
 TRSOP..................    13,036        1.52           0  12/31/99 12/31/2007  175,986 267,962   393,142
 PRSOP (3)..............     8,070        0.94           0    1/1/01 01/01/2008 108, 945 165,883   243,376
 PRSOP (3)..............     9,227        1.07           0    1/1/02 12/31/2008  111,877 177,782   272,247
 CSOP ..................    24,641        2.87      13.275    1/1/03 08/08/2009        0 184,667   487,817
   Total................    54,974

--------
Notes:
(1) In the event of a change of control of the Corporation, all options become fully vested and exercisable. In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in the corporate structure of shares of the Corporation, the type and number of shares available upon exercise and the exercise price will be adjusted accordingly. The Compensation Committee may, subject to specified limitations, advance the date on which an option shall become exercisable.
(2) Amounts reflect assumed rate of appreciation from the fair market value on the date of grant as set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.
(3) The exercise of these options is dependent on the Corporation achieving specific cash generation targets over a 3 year period.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                               Option/SAR Values

                                                         Number of Securities   Value of Unexercised
                                                        Underlying Unexercised  In-The-Money Options
                                                        Options at December 31, at December 31, 1999
                         Shares Acquired Value Realized    1999 Exercisable/      (2) Exercisable/
          Name             On Exercise        ($(1)          Unexercisable         Unexercisable
          ----           --------------- -------------- ----------------------- --------------------
Dennis J Kerrison.......        --             --               45,158/              $468,514/
                                                                164,680              $ 699,379
Alan G Jarvis...........        --             --               19,171/              $198,899/
                                                                 61,674               $263,909
Steven W Williams.......        --             --               19,171/              $198,899/
                                                                 62,916              $263,909/
Dr Geoffrey J Hignett...        --             --               16,231/              $168,397/
                                                                 52,219               $223,457
H Alan Hanslip..........        --             --                13,036              $135,248/
                                                                 43,180               $179,456

--------
Notes:
(1) As of the end of the fiscal year, none of the options held by the named executive officers had been exercised.
(2) The value of the in-the-money options is based on Octel Corp.'s NYSE closing Common Stock price on December 31, 1999 of $10.375.

Pension Plan

  The Corporation operates three separate pension plans for executives which, together, are designed to provide the equivalent of 1/40 of final salary (or the average of the last 3 years of service if higher) for each year of service ( 1/30 for the CEO) with Octel Corp. The three plans are:

    i) The Octel Pension Plan;

    ii) The Octel Senior Management Plan; and

    iii) The Octel Funded Unapproved Pension Plan.

  The reason for having three plans is to make maximum use of UK Inland Revenue approved pension arrangements to optimize both the Executive's and the Corporation's tax position.

  Normal retirement age is the end of the month following the Executive's 65th birthday.

                              Pension Plan Table

             5 Years       10 Years        15 Years        20 Years        25 Years
 Final    ------------- --------------- --------------- --------------- ---------------
Earnings  @1/30  @1/40   @1/30   @1/40   @1/30   @1/40   @1/30   @1/40   @1/30   @1/40
   $        $      $       $       $       $       $       $       $       $       $
--------  ------ ------ ------- ------- ------- ------- ------- ------- ------- -------
150,000          18,750          37,500          56,250          75,000          93,750
250,000          31,250          62,500          93,750         125,000         156,250
350,000          43,750          87,500         131,250         175,000         218,750
450,000   75,000 56,250 150,000 112,500 225,000 168,750 300,000 225,000 375,000 281,250
550,000   91,666 68,750 183,233 137,500 275,000 206,250 366,666 275,000 458,333 343,750

  As of December 31, 1999, the final base salary of the Named Executives and eligible credited years under the pension plans were as follows:

                                                                 Base   Eligible
   Name                                                         Salary   Years
   ----                                                        -------- --------
   Dennis Kerrison............................................ $429,300     3
   Alan Jarvis................................................ $243,000     2
   Steven Williams............................................ $243,000     4
   Dr Geoffrey Hignett........................................ $205,740     2
   Alan Hanslip............................................... $165,240     3

Change in Control and Severance Agreements

  The Corporation recognizes that establishing and maintaining a strong management team is essential in protecting and enhancing the interests of the Corporation and its stockholders. In order to ensure management stability and the continuity of key management personnel, the Corporation has entered into Change-in-Control agreements with each of the Named Executives. The agreements provide that in the event of a take-over or fundamental restructuring of the business, which results in the loss of the Executive's position, such Executive is entitled to compensation of three years' pay plus benefits and further that all stock options and grants to such Executives shall vest immediately.

Employment Agreements

  Each Executive also has an employment agreement which complies with UK employment law and which provides for, amongst other things, 30 days of annual vacation, the provision of a Corporation car, private health insurance, pension provision, life insurance, permanent health insurance and a rolling one year term of employment (2 years for the CEO) which can be terminated by the Corporation upon twelve months notice (twenty four months for the CEO) and six months (twelve months for the CEO) from the Executive.

Life Insurance Cover

  Named Executives are covered by two basic plans. The Corporation's accidental death plan provides up to six times annual salary in the event of accidental death for whatever reason. Also, as a component of the Pension plans, up to four times annual salary is payable for death whilst in service with the Corporation.

  Non-employee Directors have accidental cover while on Corporation business up to a maximum of $500,000 in the case of death or injury. Cover ceases upon termination of employment with the Corporation and there are no cash surrender values.

                     REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

 Compensation Committee Report on Executive Compensation

  The Compensation Committee reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Corporation with the assistance of external advisors and develops and administers programs providing stock-based incentives. After consideration of the Compensation Committee's recommendations, the full Board approves the salaries and bonuses and the stock and benefit programs for the Corporation's executive officers.

 Compensation Philosophy

  The compensation philosophy of the Corporation is to link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The goals of the Corporation's executive compensation programs are as follows:-

  . To establish pay levels that are necessary to attract and retain highly qualified executives in light of the overall competitiveness of the market for high quality executive talent and the Corporation's unique business profile.

  . To recognize superior individual performance, new responsibilities and new positions within the Corporation.

  . To balance short-term and long-term compensation to complement the Corporation's annual and long-term business objectives and strategy and to encourage executive performance in the fulfillment of those objectives.

  . To provide variable compensation opportunities based on the Corporation's performance.

  . To encourage stock ownership by executives.

  . To align executive remuneration with the interests of stockholders.

 Stock Ownership

  The Compensation Committee believes that it can align the interests of stockholders and executives by providing those persons who have substantial responsibility over the management and growth of the Corporation with an opportunity to establish a meaningful ownership position in the Corporation.

 Compensation Components

  Corporate and individual performances are recognized through both short and long term incentive compensation plans designed to align the interests of executives and stockholders. The total compensation program consists of three components; base salary, which reflects the executive's level of responsibility and individual performance; annual incentive compensation awards in the form of cash bonuses, which reflect both corporate and individual performance; and long term incentive compensation in the form of stock options. The latter two components provide at risk compensation which is linked directly to financial results. The Committee considers all elements of compensation when determining an individual's total compensation.

 Short-Term Incentive Compensation

  Each year the Committee reviews the base salary of the President and Chief Executive Officer and, in conjunction with the President and Chief Executive Officer, reviews the base salaries of other corporate officers; however, the Committee makes the final compensation decisions concerning such Officers. The median level of the executive market as assessed by external surveys is used as the main criterion in determining base salary. The levels and scope of responsibility, experience, and corporate and business unit performances, as well as individual performance, are also key criteria in base salary determination.

  A Management Incentive Compensation Plan ("MICP") provides incentive compensation in the form of cash bonuses to executive officers, managers and other selected key employees who have a broad impact on the Corporation's performance. The philosophy for incentive compensation is to provide awards when financial objectives are achieved and provide no or reduced awards when the objectives are not achieved. The awards granted in 1999 were based on pre-established targets for corporate net income and cash generation in addition to individual achievement against personal targets.

 Long-Term Incentive Compensation

  Long-term incentive compensation is comprised of annual grants of stock options which are designed to encourage key employees to remain with the Corporation by providing them with a long-term interest in the Corporation's overall performance and to motivate them to maximize long-term stockholder value. The Corporation's stock option grant guidelines were designed with the assistance of external compensation consultants. The Committee administers the stock compensation plans. Performance related stock options with ten year vesting will generally be granted annually and cannot be exercised for at least three years from the date of grant.

 Chief Executive's Compensation

  Dennis Kerrison's compensation includes base salary, incentive compensation and stock options. Consistent with all other executive officers, the President and Chief Executive Officer's compensation was determined by the Compensation Committee in accordance with the salary policy, bonus programs and stock option guidelines, namely the Corporation and the President and Chief Executive's overall performance and motivation to maximize long-term stockholder value. Stock options, which cannot be exercised for at least 3 years from the date of grant, with a maximum of ten year exercise from grant, will generally be granted annually. The Committee has available information as to the level of past awards and individual stock ownership of the President and Chief Executive Officer.

  The Committee determined that in order to better align Mr Kerrison's compensation with stockholder interests, a greater portion of his compensation would be at-risk and directly linked to financial results.

  Mr Kerrison's base salary effective as of January 1999 was $429,300. A bonus of $335,283 was granted to Mr Kerrison in consideration of the Corporation's cash generation and overall financial performance and Mr Kerrison's leadership of the Corporation during the fiscal year. He also received an additional bonus of $169,303 in recognition of his contribution following the spin-off from Great Lakes Chemical Corporation.

  On February 5, 1999 Mr Kerrison received zero-cost options in respect of 45,158 shares of the Corporation's common stock which vested on December 31, 1999 and which must be exercised by December 31, 2007 in accordance with the Corporation's time restricted bonus arrangements for certain senior executives. These options were valued at two times the President's and Chief Executive's salary and assumed a stock price of $19.60. In addition, Mr Kerrison was granted up to 31,451 zero-cost options on February 5, 1999 and which will vest on January 1, 2001 subject to the achievement of certain performance criteria specified by the Compensation Committee. These performance related stock options must be exercised by January 1, 2008. On April 1, 1999 Mr Kerrison was granted 35,959 zero cost options which will vest on January 1, 2002 subject to the achievement of certain performance criteria specified by the Compensation Committee. These performance related stock options must be exercised by December 31, 2008. In addition on August 9, 1999 Mr Kerrison was granted 96,028 options at an exercise price of $13.275 which will vest on January 1, 2003 and must be exercised by August 8, 2009. The stock options granted to Mr Kerrison were in line with the stock option arrangements approved prior to the Distribution. In line with normal UK practice, Mr Kerrison also receives a fully expensed company car and pension benefits valued at $223,555.

 Summary

  With a significant portion of the Corporation's executive compensation linked directly to individual and corporate performance and paid in stock, the Committee believes that these compensation practices will help ensure alignment with the interests of the Corporation's stockholders. While recognizing that fluctuations of the business cycles may negatively impact financial performance from time to time, the Committee believes that the strong leadership provided by the Corporation's senior executives and the infrastructure that they have put in place have positioned the Corporation to capitalize on the opportunities that lie ahead.

 Compensation Committee Interlocks and Insider Participation

  This report is submitted by the members of the Compensation Committee listed below, none of whom is or has been a full-time employee of the Corporation. They have all served as members of the Committee since the Distribution and the Committee met four times during fiscal 1999.

                            COMPENSATION COMMITTEE

       Martin M Hale (Chairman)                    Dr Benito Fiore

STOCK PRICE PERFORMANCE GRAPH

  The graph below compares the cumulative total return to stockholders on the common stock of the Corporation since the date of the spin-off from Great Lakes Chemical Corporation and S&P Specialty Chemical Indices over the same period.

                                 [GRAPH HERE]


                  Value of $100 Investment made May 28, 1998*

                                             5/26/98 12/31/98 06/30/99 12/31/99
                                             ------- -------- -------- --------
     S&P 500 Composite Index................ $100.00  112.36   125.47   134.30
     S&P Chemicals (Specialty) Index........ $100.00   82.65   120.04   100.79
     Octel Corp. (OTL)...................... $100.00   60.99    54.95    45.60

                        *excludes purchase commissions

                   INFORMATION RESPECTING THE CORPORATION'S
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The independent public accountants of the Corporation, selected by the Board for 1999, are PricewaterhouseCoopers, 1 London Bridge, London, SE1 9QL, England. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, management is not aware of any matters to be presented at the meeting other than the matters specifically stated in the Notice of Meeting and discussed in the Proxy Statement. If any other matter or matters are properly brought before the meeting, the persons named in the enclosed proxy have discretionary authority to vote the proxy on each such matter in accordance with their judgement.

                   SOLICITATION AND EXPENSES OF SOLICITATION

  The solicitation of proxies will be made initially by mail. The Corporation's directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Corporation's Common Stock. All expenses of solicitation of proxies will be paid by the Corporation.

                          ANNUAL REPORT AND FORM 10-K

  Copies of the Corporation's Annual Report to Stockholders, which includes portions of the Corporation's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1999 are being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report may obtain one by writing or calling Ms Heather Ashworth, Investor Relations Director, Octel Corp., European Headquarters, Global House, Bailey Lane, Manchester M90 4AA, England, telephone 011 44 161 498 8889.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

  The Corporation anticipates holding its 2001 Annual Meeting of Stockholders on Tuesday, May 8, 2001.

  Under the regulations of the Securities and Exchange Commission, any stockholder desiring to make a proposal to be acted upon at the 2001 Annual Meeting of Stockholders must present such proposals to the Secretary of the Corporation at its principal office at 200 Executive Drive, Newark, DE19702, U.S.A., not later than December 5, 2000, in order for the proposal to be considered for inclusion in the Corporation's Proxy Statement.

  Stockholder proposals or director nominations not included in a Proxy Statement for an Annual Meeting must comply with the advance notice procedures and information requirements set forth in the Bylaws of the Corporation in order to be properly brought before that Annual meeting of Stockholders.

                                          By order of the Board of Directors

                                          John P Tayler
                                          Corporate Secretary

March 27, 2000

                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

                                     PROXY
--------------------------------------------------------------------------------

PROXY                                                                      PROXY
                                  OCTEL CORP.
 2000                                                                       2000

          This Proxy is Solicited on behalf of the Board of Directors

     The undersigned hereby appoints DENNIS J. KERRISON, ALAN G. JARVIS AND JOHN
P. TAYLER, and each of them with full power of substitution, as the proxies of the undersigned, to attend the Annual Meeting of Stockholders to be held on Tuesday, May 9, 2000, at 10:00 a.m. and any adjournment or postponement thereof, and to vote the stock the undersigned would be entitled to vote, if present, on the items listed on the reverse side of this proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED; OR IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES, THE ELECTION OF
PRICEWATERHOUSECOOPERS AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000 AND THE APPROVAL OF THE FIRST AMENDMENT AND RESTATEMENT OF THE STOCK PLANS.

                         ELIMINATE DUPLICATE MAILINGS

     SEC rules require the Corporation to mail an annual report to every stockholder even if there are multiple stockholders in the same household. If you are a stockholder of record and have the same address as other stockholders of record, you may authorize the Corporation to discontinue mailings of multiple annual reports. To do so, mark the box (see over) on each proxy card for which you do not wish to receive an annual report.

     Applicable law requires the Corporation to send separate proxy statements and proxy cards for all of your accounts.

_________________________________
New Address
                                                                    -----------
_________________________________                                   SEE REVERSE
                                                                        SIDE
_________________________________                                   -----------
(Please sign on the reverse side)

-------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

--------------------------------------------------------------------------------
     [X]  Please mark your                                              3177
          votes as in this
          example.

------------------------------------------------------------------------------------------------------------------------------------
                                 The Board of Directors recommends a vote "FOR" items 1, 2 and 3.
------------------------------------------------------------------------------------------------------------------------------------
1. Election of     FOR      WITHHELD                                       2.   Election of                  FOR   AGAINST   ABSTAIN
Directors          [_]        [_]            Nominees:                          PricewaterhouseCoopers
                                             James M.C. Puckridge               as independent public
                                             and Benito Fiore                   accountants for fiscal 2000. [_]     [_]       [_]

For, except vote withheld from the following nominee(s):                   3.   Approval of the first
                                                                                amendment and restatement
_______________________________________________________                         of the Stock Plans.          [_]     [_]       [_]

                                                                           4.   In their discretion, the Proxies are authorized to
                                                                                vote upon any other matter which may properly come
                                                                                before the meeting.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                Please check here to discontinue the annual    [_]
                                                                                report mailing for this account

                                                                                Address change                                 [_]

                                                                           Please sign exactly as name appears hereon. Joint owners
                                                                           should each sign personally. Where applicable, indicate
                                                                           your official position or representation capacity.

                                                                           ________________________________________________________

                                                                           ________________________________________________________
                                                                            SIGNATURE(S)                                DATE
------------------------------------------------------------------------------------------------------------------------------------

                           . FOLD AND DETACH HERE .